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                                                                     EXHIBIT 5.1


       FORM OF OPINION OF VEALE, KILPATRICK, AUSTRING, FENDRICK & FAIRMAN

          [VEALE, KILPATRICK, AUSTRING, FENDRICK & FAIRMAN LETTERHEAD]





                               ____________, 1998




Board of Directors
Gold Reserve Inc.
601 West Riverside, Suite 1940
Spokane, Washington 99201


Gentlemen:

         We are acting as counsel to Gold Reserve Inc. ("GR-Canada"), a newly formed Yukon corporation and a wholly-owned subsidiary of Gold Reserve Corporation ("GR-Montana"), a Montana corporation, in connection with the joint registration statement of GR-Canada and GR-Montana on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (No. 333-______) relating to up to (i) 25,321,209 Class A common shares, no par value per share, of GR-Canada, (ii) 25,321,209 Class B common shares, no par value per share, of GR-Canada (the "GR-Canada Class B Shares"), (iii) 25,321,209 shares of the Class B common stock, no par value per share, of GR-Montana (the "GR-Montana Class B Stock") and (iv) 25,321,209 Unit Shares, each representing one equity unit consisting of one GR-Canada Class B Share and one share of GR-Montana Class B Stock (collectively, the "Securities"). The Securities will be issued in connection with the reorganization (the "Reorganization") of GR-Montana as a Canadian corporation pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") by and among GR-Canada, GR-Montana and GR Merger Corp. (the "Merger Subsidiary"), a Montana corporation and a wholly-owned subsidiary of GR-Canada, under which the Merger Subsidiary will merge with and into GR-Montana and GR-Montana will become a wholly-owned subsidiary of GR-Canada. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         In reaching the opinion set forth below, this firm has examined such corporate records, documents and instruments of GR-Canada and such certificates of public officials, has received such representations from officers of GR-Canada, and has reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of GR-Canada. In our examination of the aforesaid documents, we


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_______________, 1998
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have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopies, facsimiles, photostatic or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Yukon Business Corporations Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon such examination and review and upon representations made to us by officers of GR-Canada, we are of the opinion that upon issuance and delivery of the Securities (other than the GR-Montana Securities as to which we express no opinion) in accordance with the terms and conditions of the Merger Agreement and as contemplated in conjunction with the Reorganization, and upon receipt by GR-Canada of the full consideration for the Securities (other than the GR-Montana Securities as to which we express no opinion) as determined pursuant to the Reorganization and related Merger Agreement, the Securities (other than the GR-Montana Securities as to which we express no opinion) will be legally issued, fully paid and non-assessable shares of GR-Canada.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/joint prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1993, as amended.

                                   Very truly yours,

                                   VEALE, KILPATRICK, AUSTRING,
                                   FENDRICK & FAIRMAN



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